                                                                    EXHIBIT 10.2

Confidential treatment has been requested for a portion of this exhibit. The copy filed herewith omits the information subject to the confidentiality request filed with the Securities and Exchange Commission. The omissions are designated as " ** ". A complete version of this exhibit has been filed with the Securities and Exchange Commission.

                                    AGREEMENT

         THIS AGREEMENT is made and entered into by and among Roland E. Lazzaro ("Lazzaro"), JLK Direct Distribution Inc., and Kennametal, Inc.

         WHEREAS, JLK Direct Distribution Inc. terminated Lazzaro's employment as Vice President effective 12:01 a.m. on October 6, 1998;

         WHEREAS, Lazzaro, JLK Direct Distribution Inc. and Kennametal, Inc. desire to enter into a full and complete agreement in an amicable manner;

         NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

1. Definitions

(a) "JLK," as used herein, shall at all times mean JLK Direct Distribution Inc., its parent, subsidiaries, successors and assigns, its affiliated and predecessor companies or corporations, its divisions, their successors and assigns, their affiliated and predecessor companies or corporations and the present and/or former directors, officers, shareholders, employees, attorneys and agents of any of them, including but not limited to Kennametal, Inc., J&L Industrial Supply, and Full Service Supply, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of JLK in their official and individual capacities.

(b) "Kennametal," as used herein, shall at all times mean Kennametal, Inc., its parent, subsidiaries, successors and assigns, its affiliated and predecessor companies or corporations, its divisions, their successors and assigns, their affiliated and predecessor companies or corporations and the present or former directors, officers, shareholders, employees, attorneys and agents of any of them, including but not limited to JLK Direct Distribution Inc., whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of Kennametal in their official and individual capacities.

2. Termination of Employment

(a) Lazzaro represents and agrees that effective 12:01 a.m. on October 6, 1998, his employment with JLK Direct Distribution Inc., his position as Vice President of JLK Direct Distribution Inc., and any and all positions he held with JLK or Kennametal or their affiliates or subsidiary companies ended. Lazzaro, JLK and Kennametal agree that Lazzaro: (a) has not been required to perform any services for JLK or Kennametal since 12:01 a.m. on October 6, 1998; and (b) shall not be required to provide any further services to JLK or Kennametal except as provided in paragraph 13 of this Agreement.

(b) Lazzaro waives any and all rights or claim of right to be reinstated to his former or any other position with JLK or Kennametal and agrees that he shall not at any time seek or accept future employment with JLK or Kennametal. A breach of this subparagraph 2(b) by Lazzaro will constitute lawful and just cause to refuse to employ Lazzaro, and he shall have no cause of action against JLK or Kennametal for such refusal.

3. Severance

(a) At the time of his separation, Lazzaro's monthly salary as Vice President of JLK was $12,500.00 per month. JLK continued to pay Lazzaro this amount, less applicable withholdings, from the time of his termination through January 5, 1999. On or before February 28, 1999, JLK will pay Lazzaro $22,115.38, less applicable withholdings (representing continuing payments for January 1999 and February 1999, minus $2,884.62 already paid). Beginning in March 1999, JLK will pay Lazzaro $12,500.00 per month, in semi-monthly installments of $6,250.00, less applicable withholdings, through July 5, 2000.

(b) The period during which Lazzaro can exercise Kennametal and JLK stock options, outstanding as of October 6, 1998, will be extended through October 5, 2000.

(c) JLK will continue to provide Lazzaro with coverage under the group health, dental, vision, life insurance, and accidental death and dismemberment insurance programs according to Lazzaro's 1998 Enrollment Elections under JLK's Flex Benefits Program, or with substantially similar coverage, through July 5, 2000. Lazzaro's contribution to this coverage, subject to increases consistent with changes in contributions made by current JLK employees, will be deducted from the payments described in subparagraph 3(a). For benefit continuation purposes only, Lazzaro will be deemed to be an inactive employee on an approved termination related leave of absence. For any period during which Lazzaro is entitled to, eligible for, or receiving group health, dental, vision, life insurance, and/or accidental death and dismemberment insurance benefits from or through an employer or former employer other than JLK or Kennametal, JLK will not be required to provide the corresponding benefit continuation described in this subparagraph 3(c).

(d) JLK will not pay Lazzaro any bonus.

(e) In lieu of providing executive outplacement services to Lazzaro, JLK will pay Lazzaro $10,000.00, less applicable withholdings, within thirty (30) days after the expiration of the seven (7) day period referenced in paragraph 15 of this Agreement.

(f) In the event of a Change in Control of JLK Direct Distribution
Inc. (as hereinafter defined) occurring prior to October 6, 2000, and at Lazzaro's option, Lazzaro will exercise his then-outstanding JLK options. For each share of JLK common stock which Lazzaro acquires upon exercise of an employee stock option following an official announcement of a Change in Control of JLK Direct Distribution Inc., and which Lazzaro sells in the stock market within thirty (30) days of that announcement for less than $24.00, if the announced Change in Control of JLK Direct Distribution Inc. actually occurs, JLK will pay Lazzaro the difference between $24.00 and the sales price, less applicable withholdings. If the stock market value of JLK common stock does not equal or exceed $20.00 per share at any time during that thirty (30) day period, and at Lazzaro's option, Lazzaro may forfeit his then-outstanding JLK options by giving written notice to David T. Cofer, Esquire within five (5) calendar days thereafter, and JLK will pay Lazzaro $4.00 per option so forfeited, less applicable withholdings. The total payment from JLK to Lazzaro pursuant to this subparagraph 3(f) shall not exceed $200,000.00, less applicable withholdings. The term "Change in Control of JLK Direct Distribution Inc." shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof ("1934 Act"), or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) JLK Direct Distribution Inc. shall be merged or consolidated with any corporation or other entity other than a merger or consolidation with a corporation or other entity all of whose equity interests are owned by JLK Direct Distribution Inc. or Kennametal, Inc. immediately prior to the merger or consolidation, or (B) JLK Direct Distribution Inc. shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, other than Kennametal, Inc. or its subsidiaries, or (C) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than Kennametal, Inc. or its subsidiaries, is or becomes a beneficial owner, directly or indirectly, of securities of JLK Direct Distribution Inc. representing 25% or more of the combined voting power of JLK Direct Distribution Inc.'s then outstanding securities coupled with or followed by the existence of a majority of the board of directors of JLK Direct Distribution Inc. consisting of persons other than persons who either were directors of JLK Direct Distribution Inc. immediately prior to or were nominated by those persons who were directors of JLK Direct Distribution Inc. immediately prior to such person becoming a beneficial owner, directly or indirectly, of securities of JLK Direct Distribution Inc. representing 25% or more of the combined voting power of JLK Direct Distribution Inc.'s then outstanding shares. A change in control of Kennametal, Inc. shall not be considered a "Change in Control of JLK Direct Distribution, Inc."

(g) If Lazzaro becomes employed by or provides consultation to a competitor prior to July 6, 2000, the salary continuation and benefits coverage extension as described in subparagraphs 3(a) and 3(c) above shall terminate and be discontinued immediately. For the purposes of this subparagraph 3(g), "competitor" shall mean MSC Industrial Direct Co., Industrial Distribution Group, Inc., Sandvik AB and Sandvik Coromant, SECO Tools AB, Iscar Ltd. and Iscar Metals Inc., Milacron Inc., Carboloy Inc. and Valenite Inc., Airgas, Inc., W.W. Grainger, Inc. and/or any of their parents, subsidiaries, successors, assigns, affiliated and predecessor companies or corporations, and divisions. Lazzaro agrees to immediately notify David T. Cofer, Esquire orally and in writing of any employment, consulting arrangement, or comparable business opportunity he undertakes with any of those entities before July 6, 2000.

(h) If each of the following conditions are satisfied, JLK will pay a realtor designated by Lazzaro and/or Lazzaro's mover up to $25,000.00, on an after-tax basis, for moving expenses and/or real estate commissions actually incurred by
Lazzaro: (A) Lazzaro moves his primary residence to Western Pennsylvania before July 6, 2000; (B) the above move is Lazzaro's first move following the date of this

Agreement; (C) the above move is not for the purposes of accepting or furthering employment or consulting opportunities with a competitor, as that term is defined in subparagraph 3(g) of this Agreement; (D) Lazzaro is not moving for the purposes of accepting or furthering employment or consulting opportunities with an entity which ordinarily pays all or a portion of moving expenses incurred by a person similarly situated to Lazzaro; (E) Lazzaro incurs moving expenses and/or real estate commissions as a result of the above move; and (F) Lazzaro submits written invoices to David T. Cofer, Esquire, indicating the amount of expenses and/or commissions incurred as a result of the above move and the specific purpose for which the expense was incurred. JLK's total payments to the realtor and/or mover pursuant to this subparagraph 3(h) shall not exceed $25,000.00 on an after-tax basis.

(i) JLK's entire obligation to provide salary, incentive compensation, severance, bonus, stock options, pension, 401(k), medical, dental, life, or disability insurance, vacation, compensation, emoluments or benefits of any kind to Lazzaro is set forth in this Agreement and any other obligation of JLK or Kennametal to provide any of the foregoing to Lazzaro is hereby canceled except that Lazzaro shall retain the vested benefits he is entitled to receive pursuant to the Kennametal, Inc. Retirement Income Plans and Thrift Plan.

(j) Lazzaro acknowledges his continuing obligations to repay his outstanding loan under his 401(k) plan. This Agreement is not intended to, and does not, interfere with Lazzaro's obligations regarding said loan.

4. No Actions

(a) Lazzaro affirms that there are no charges, complaints, grievances or actions by or concerning Lazzaro against JLK or Kennametal currently pending in or before any court, administrative agency, arbitrator or other entity.

(b) Lazzaro agrees not to file, pursue, participate in, induce, aid or abet any claim or cause of action against JLK or Kennametal, and Lazzaro confirms that he has not done so at any time prior to signing this Agreement. This provision does not prohibit Lazzaro from testifying in any cause of action relating to JLK or Kennametal when required to do so by process of law, or from communicating with the EEOC. In the event that Lazzaro is required by process of law to testify in any cause of action relating in any way to JLK or Kennametal, Lazzaro shall immediately notify David T. Cofer, Esquire orally and in writing, and shall use his best lawful efforts not to testify until JLK and/or Kennametal has a reasonable opportunity to oppose such testimony, if JLK and/or Kennametal desires to do so. Lazzaro agrees not to accept the proceeds from any cause of action or proceeding against JLK or Kennametal. Communications between and among Lazzaro, Martin E. Lazzaro, Esquire, Louis B. Loughren, Esquire, Robert B. Sommer, Esquire, Nicholas P. Vari, Esquire, P. Jerome Richey, Esquire, Robert W. Pritchard, Esquire, and/or David T. Cofer, Esquire, which occurred prior to the execution of this Agreement, do not constitute a breach by Lazzaro of the first sentence of this subparagraph 4(b).

(c) Lazzaro agrees to pay for any legal fees or costs incurred by JLK or Kennametal as a result of any breach of his promises in this paragraph 4. In the event JLK or Kennametal pursues a claim against Lazzaro pursuant to this subparagraph 4(c), but Lazzaro is deemed not to have breached any of his promises in this paragraph 4, JLK or Kennametal will pay the reasonable fees and costs incurred by Lazzaro in defending against said claim.

5. Release and Waiver

(a) As a material inducement to JLK and Kennametal to enter into this Agreement and for and in consideration of the terms expressed herein, Lazzaro, for himself, his successors and assigns, does hereby irrevocably and unconditionally release and forever discharge JLK and Kennametal of and from any and all claims, charges, demands, liabilities, obligations, promises, controversies, damages, rights, actions and causes of action of whatever nature, kind or character, in law or equity, whether known or unknown ("Claims"), which Lazzaro now has, may have or claims to have or which he at any time heretofore may have, had or claimed to have against JLK and/or Kennametal. This release includes, but is not limited to, those Claims arising from or during Lazzaro's employment, related to his employment, as a result of his termination of or separation from employment with JLK or Kennametal, his receipt of stock options, or his ownership in securities, and Lazzaro agrees not to assert any such Claims or causes of action. This release and waiver includes, but is not limited to, Claims arising under federal, state or local statutes, ordinances or common laws, specifically including, but not limited to, the Securities Exchange Act of 1934, Securities and Exchange Commission Rule 10b-5, the Civil Rights Act of 1866, the Civil Rights Act of 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, Executive Order 11246, the Veterans Reemployment Statutes, the Family and Medical Leave Act, the

Pennsylvania Wage Payment and Collection Law, the Michigan Act Regulating Payment of Wages and Fringe Benefits, the Pennsylvania Human Relations Act, the Michigan Elliott-Larsen Civil Rights Act, or the Michigan Handicappers' Civil Rights Act, all as amended, and Claims pertaining to unlawful discrimination or harassment, any common law or statutory Claims for breach of contract, detrimental reliance, wrongful discharge, defamation, interference with current or prospective contractual relations, fraud, consumer fraud or otherwise, and/or Claims for attorneys' fees and/or costs.

(b) Lazzaro agrees to release and discharge JLK and Kennametal not only from any and all claims which he could make on his own behalf, but also those which may or could be brought by any person or organization in his behalf, and he specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim against JLK or Kennametal may arise, in whole or in part, from any event which occurred prior to or as of the date of this Agreement.

(c) **

(d) (i) Lazzaro agrees not to file any lawsuit or demand for arbitration against JLK or Kennametal for or relating to any event that occurred prior to the date of signing this Agreement, except that, pursuant to paragraph 12 of this Agreement, Lazzaro may file a demand for arbitration for a breach of any promises contained in this Agreement. In the event Lazzaro files such a demand, but JLK and/or Kennametal are deemed not to have breached any of their promises in this Agreement, Lazzaro will pay the reasonable fees and costs incurred by JLK and/or Kennametal in defending against the claim.

         (ii) JLK Direct Distribution Inc. agrees not to file any lawsuit or demand for arbitration against Lazzaro or Lazzaro's attorneys for or relating to any event that occurred prior to the date of signing this Agreement, except that, pursuant to paragraph 12 of this Agreement, JLK Direct Distribution Inc. may file a demand for arbitration for a breach of any promises or representations contained in this Agreement. In the event JLK Direct Distribution Inc. files such a demand, but Lazzaro is deemed not to have breached any of his promises or representations in this Agreement, JLK Direct Distribution Inc. will pay the reasonable fees and costs incurred by Lazzaro in defending against said claim.

         (iii) Kennametal, Inc. agrees not to file any lawsuit or demand for arbitration against Lazzaro or Lazzaro's attorneys for or relating to any event that occurred prior to the date of signing this Agreement, except that, pursuant to paragraph 12 of this Agreement, Kennametal, Inc. may file a demand for arbitration for a breach of any promises or representations contained in this Agreement. In the event Kennametal, Inc. files such a demand, but Lazzaro is deemed not to have breached any of his promises or representations in this Agreement, Kennametal, Inc. will pay the reasonable fees and costs incurred by Lazzaro in defending against said claim.

(e) Lazzaro agrees to pay for any legal fees or costs incurred by JLK or Kennametal as a result of any breach of his promises in this paragraph 5.

6. Lazzaro confirms that he is not presently aware of any facts which would support a claim by anyone against JLK or Kennametal under any federal, state or local statute, ordinance or common law, including but not limited to claims for unlawful discrimination or harassment, defamation, breach of contract, common law fraud, violation of state consumer fraud statutes, securities fraud (including violation of the Securities Exchange Act of 1934, Securities and Exchange Commission Rule 10b-5, or similar state laws), or intentional interference with current or prospective contractual relations.

7. Confidentiality

(a) Lazzaro recognizes and acknowledges JLK's and Kennametal's interest in the confidentiality of this Agreement, and agrees that he shall keep the fact and the terms of this Agreement and the negotiations leading to this Agreement completely confidential.

(b) Lazzaro further recognizes and acknowledges that his positions at JLK and his prior employer, Kennametal, were positions of trust and confidence and that by virtue of his employment in such positions, Lazzaro possesses confidential information and trade secrets regarding JLK and Kennametal, including, but not limited to information concerning JLK's and Kennametal's sales, customers, clients, business, personal data, sources of supply or distribution, business plans, technical secrets, methodologies, know-how, or the compensation, skills, abilities, training or qualifications of JLK and Kennametal employees, officers and directors, or other information not generally known to the public, including information identified in subparagraph 9(a) of Lazzaro's July 1, 1997 Amended and Restated Officers Employment Agreement, and any tangible embodiments of said confidential information and trade secrets (collectively "Confidential Information"). Lazzaro recognizes and acknowledges JLK's and Kennametal's interest in the confidentiality of such Confidential Information.

(c) Lazzaro promises and agrees not to disclose, either directly or indirectly, in any manner whatsoever, any Confidential Information of any kind whatsoever acquired in the course of his employment at JLK or Kennametal, unless compelled by subpoena to give sworn testimony or to produce documents or other things regarding said Confidential Information. Lazzaro further promises and agrees that if he is compelled by subpoena to give sworn testimony or produce documents or things regarding said Confidential Information or to give sworn testimony or produce documents or things which may include said Confidential Information, Lazzaro shall notify David T. Cofer, Esquire orally and in writing immediately upon being served the subpoena or immediately upon being informed of the possibility that he may be compelled to testify or produce documents or things regarding said Confidential Information, whichever occurs first. Lazzaro shall use his best lawful efforts not to testify or produce documents or things until JLK and/or Kennametal has a reasonable opportunity to oppose such testimony or production, if JLK and/or Kennametal desires to do so.

(d) JLK and Lazzaro agree that the July 1, 1997 Amended and Restated Officer's Employment Agreement signed by Lazzaro was valid and enforceable. Lazzaro reaffirms his continuing obligations regarding trade secrets and confidential information as set forth in paragraph 9 of that employment agreement, and acknowledges that he has received all to which he is entitled under that employment agreement and that JLK is not obligated to make any future payments to Lazzaro under that employment agreement.

(e) This paragraph 7 shall not prohibit Lazzaro from (i) disclosing the fact and terms of this Agreement to immediate family members and/or such professional legal and tax advisors as he may from time to time engage, and/or government officials or judicial officers for income or tax-reporting purposes in the event Lazzaro is legally required or professionally advised to do so, or (ii) stating in response to any other inquiry that the terms of his separation from JLK are confidential. To the extent that Lazzaro does disclose the terms of this Agreement to persons identified in subparagraph 7(e)(i), Lazzaro shall advise said persons that they must not disclose the fact and terms of the Agreement.

(f) **

(g) Lazzaro promises and agrees that within ten (10) days of signing this Agreement, he shall surrender to JLK any and all Confidential Information and any and all books, records, files, documents, disks and other items relating to JLK or Kennametal obtained or generated by Lazzaro in the course of his employment by JLK or Kennametal.

(h) If Lazzaro discloses any information in breach of subparagraphs 7(c) or 7(f) of this Agreement, or if one or more of Lazzaro's attorneys (with or without Lazzaro's permission) discloses any information relating to the representation of Lazzaro without being compelled to do so by Rule 1.6(b) of the Pennsylvania Rules of Professional Conduct, law or court order, to persons not identified in subparagraph 7(e)(i) of this Agreement, then: (i) Lazzaro shall repay to JLK any payment made or received under subparagraphs 3(a), 3(e), 3(f), and 3(h) of this Agreement; (ii) JLK shall not be required to make any further payments under subparagraphs 3(a), 3(e) and 3(h) of this Agreement; (iii) the extended period during which Lazzaro could exercise Kennametal and JLK stock options, as described in subparagraph 3(b) of this Agreement, shall terminate and be discontinued immediately; (iv) subparagraph 3(f) of this Agreement, relating to Change in Control, will immediately be rendered null and void; and (v) the extended period during which JLK agreed to continue to provide benefits as described in subparagraph 3(c) of this Agreement, shall terminate and be discontinued immediately.

(i) Lazzaro agrees to pay for any legal fees or costs incurred by JLK or Kennametal as a result of any breach of his promises in paragraph 7. In the event JLK or Kennametal pursues a claim against Lazzaro pursuant to this paragraph 7(i), but Lazzaro is deemed not to have breached any of his promises in this paragraph 7, JLK or Kennametal will pay the reasonable fees and costs incurred by Lazzaro in defending against said claim.

(j) In the event that JLK and/or Kennametal take steps to seek relief from an alleged breach of the foregoing terms of paragraph 7, all of the remaining provisions of this Agreement shall remain in full force and effect.

8. No Solicitation. Lazzaro agrees that, for two (2) years following his separation from JLK, Lazzaro will not, directly or indirectly, solicit or induce or participate in recruiting, or attempt to solicit, induce, or recruit any employee, current or future, of JLK or Kennametal, to leave JLK or Kennametal for any reason whatsoever, or to hire, cause to be hired or assist in the hiring of any current or future employee of JLK or Kennametal, or to provide information to any third party to suggest, encourage, aid or facilitate such solicitation, inducement, recruitment or hiring.

9. **

10. Lazzaro represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any Claim or any portion thereof or interest therein.

11. Lazzaro represents and acknowledges that in executing this Agreement he does not rely, and has not relied, upon any representation or statement made by JLK or Kennametal, or any of their agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

12. The parties agree that in the event of any future dispute between Lazzaro and JLK or Kennametal, including any claims, counterclaims, cross claims or third-party claims, whether referring or relating to any term of this Agreement, disputes about whether or not the dispute is arbitrable, or any other matter which the parties are unable to resolve between themselves, the dispute must be submitted to arbitration and must not be filed in any court. Within ten (10) days after submission of a dispute to arbitration, each party shall choose an arbitrator and within ten (10) days thereafter the American Arbitration Association shall be requested to supply a third arbitrator and this request shall be made by either party. In the event any party does not choose an arbitrator within ten (10) days, as set forth above, the American Arbitration Association shall also supply that arbitrator in addition to the third arbitrator. The arbitration shall be held in Pittsburgh, Pennsylvania, and shall commence and be completed as soon as possible under the Commercial Arbitration Rules of the American Arbitration Association then in effect. In the event of any dispute of any procedural, evidentiary, or substantive matter, including the arbitrability of the dispute presented, the decision of the majority of the arbitrators shall be final and conclusive upon the parties on the matter of dispute.

13. Lazzaro promises and agrees that if JLK or Kennametal shall, in the future, require Lazzaro's assistance or cooperation in preparation for, or the conduct of, litigation or any proceeding, or for periodic consultation generally, involving matters or events which occurred during Lazzaro's employment by JLK or Kennametal, or as to which Lazzaro's knowledge or testimony may be important to JLK or Kennametal, Lazzaro shall furnish such assistance, cooperation, and consultation to JLK or Kennametal as they shall reasonably request, as does not unreasonably interfere with Lazzaro's efforts to obtain alternative employment, and as is within Lazzaro's capability, provided that JLK or Kennametal shall reimburse Lazzaro for any expense Lazzaro incurs in furnishing such assistance and shall provide reasonable compensation for time expended on the matter by Lazzaro, except that: (a) JLK and Kennametal will not provide compensation to Lazzaro for time spent by Lazzaro providing the assistance, cooperation or consultation discussed in this paragraph 13 during the period in which

Lazzaro is receiving payments under subparagraph 3(a) of this Agreement; and (b) no compensation shall be paid for testimony in any litigation or proceeding.

14. Should any provision of this Agreement be declared or determined by any court or arbitration panel to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. If a court or arbitration panel determines paragraph 4 or paragraph 5 of this Agreement (or any subpart thereof) to be illegal or invalid, then: (i) Lazzaro shall repay to JLK the payments made or received under subparagraphs 3(a), 3(e), 3(f), and 3(h) of this Agreement; (ii) JLK shall not be required to make any further payments under subparagraphs 3(a), 3(e) and 3(h) of this Agreement; (iii) the extended period during which Lazzaro could exercise Kennametal and JLK stock options, as described in paragraph 3(b) of this Agreement, shall terminate and be discontinued immediately; (iv) subparagraph 3(f) of this Agreement, relating to Change in Control, will immediately be rendered null and void; and (v) the extended period during which JLK agreed to continue to provide benefits as described in subparagraph 3(c) of this Agreement, shall terminate and be discontinued immediately.

15. Lazzaro agrees that he has been advised by JLK and Kennametal to consult with an attorney of his choice and that he has done that, consulting with his attorneys, Martin E. Lazzaro, Esquire, Louis B. Loughren, Esquire, Robert B. Sommer, Esquire, and Nicholas P. Vari, Esquire concerning his lawful remedies and rights as well as the meaning and significance of this Agreement. Further, Lazzaro confirms that he has carefully read and fully understands the provisions of this Agreement, including the release and waiver of claims of any nature, and that he has been given twenty-one (21) days to consider the terms of this Agreement before signing the Agreement. Lazzaro may revoke acceptance of the release and waiver of Claims arising under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act contained in subparagraph 5(a) of this Agreement by delivering a written revocation to David T. Cofer, Esquire of Kennametal, Inc., P.O. Box 231, Latrobe, Pennsylvania 15650, within seven (7) days after executing the Agreement. JLK's obligation to render payments under subparagraphs 3(a), 3(e), 3(f), and 3(h) shall not commence until the seven (7) day period set forth herein has expired without Lazzaro's revocation. Lazzaro acknowledges that his execution of this Agreement is knowing and voluntary.

16. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires. Whenever a provision is stated in the disjunctive, it shall also be taken in the conjunctive and vice versa. The use of any tense of any verb shall be considered to include within its meaning all other tenses of the verbs so used.

17. The parties agree that this Agreement is the entire agreement between them, supersedes all previous agreements between them, and represents their full and complete understanding. No prior or contemporaneous oral agreements may be offered to alter the terms of this Agreement. This Agreement shall be binding upon the parties hereto and the parties' heirs, successors and assigns. This Agreement may not be modified except in writing signed by both parties.

18. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties. For the purposes of this paragraph 18, a counterpart may be delivered by facsimile.

19. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

                PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A
                     RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS


WITNESS: /s/ Martin E. Lazzaro                   /s/ Roland E. Lazzaro
         ---------------------------             ---------------------------
                                                 Roland E. Lazzaro

Date:    February 15, 1999


                                                 JLK DIRECT DISTRIBUTION INC.

Date:    February 15, 1999                       By: /s/ H. Patrick Mahanes
         ---------------------------                 -----------------------
                                                         Director


                                                 KENNAMETAL, INC.

Date:    February 15, 1999                       By: /s/ H. Patrick Mahanes
         ---------------------------                 -----------------------
                                                         Vice President